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                                                                   EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 7th day of September, 1999, by and between HRB MANAGEMENT, INC., a Missouri corporation ("HRB") and Jeffery W. Yabuki ("Executive").

                                   ARTICLE ONE

                                   EMPLOYMENT

                  1.01 - Agreement as to Employment. Effective September 7, 1999, or such other date as is mutually agreed upon by Executive and HRB in writing (the "Employment Date"), HRB hereby employs Executive as President, H&R Block International of H&R BLOCK, INC., a Missouri corporation ("Block") and the indirect parent corporation of HRB, and Executive hereby accepts such employment by HRB, subject to the terms of this Agreement. Subject to the terms of Section
1.06 of this Agreement, either party may terminate this Agreement for any reason, or no reason, by providing not less than 45 days' prior written notice of such termination to the other party, and, if such notice is properly given, this Agreement and Executive's employment hereunder shall terminate as of the close of business on the 45th day after such notice is deemed to have been given or such later date as is specified in such notice. Any termination of this Agreement shall not be effective as to those portions of this Agreement which, by their express terms as set forth below, require performance by either party following termination of this Agreement.

                  1.02 - Duties. (a) Executive is employed by HRB to serve as the President, H&R Block International of Block subject to the authority and direction of Block's Board of Directors (the "Board"), the Chief Executive Officer of Block, and the Chief Operating Officer of Block. Subject to the foregoing, the Executive shall have such authority and responsibility and duties as are normally associated with the principal officer of an operating segment of Block.

                  (b) So long as he is employed under this Agreement, Executive agrees to devote his full business time and efforts exclusively on behalf of HRB and Block and to competently and diligently discharge his duties hereunder. Executive shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities as do not interfere with his full-time employment hereunder and which do not violate the other provisions of this Agreement. Executive may, following approval by the Board of Directors of Block, become a member of the board of directors of a "for-profit" corporation or entity. Such approval will not be unreasonably withheld by the Board, but such approval may be withheld if the Board reasonably determines that such activity conflicts with Executive's duties hereunder, either in terms of



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Executive's time to be devoted thereto or in terms of the relationship of such corporation's or entity's business to the present or future business then conducted or proposed to be conducted by Block and its subsidiaries, whether or not such business is directly competitive with the business of Block. Executive shall comply fully with all reasonable policies of HRB and Block as are from time to time in effect and applicable to his position.

                  1.03 - Compensation. (a) Base Salary. HRB shall pay to Executive during the period between the Employment Date and June 30, 2000, a minimum gross salary at an annual rate of $250,000 ("Base Salary"), payable semimonthly or at any other pay periods as HRB may use for its other executive employees. The Base Salary shall be reviewed for adjustment by the Board or appropriate committee thereof no less often than annually during the term of Executive's employment hereunder and, if adjusted by the Board, such adjusted amount shall become the "Base Salary" for purposes of this Agreement.

                  (b)  Short-Term Incentive Compensation.

                             (i) As approved by the Compensation Committee of the Board, Executive shall participate in the H&R Block Short-Term Incentive Plan for the fiscal year ended April 30, 2000 and the discretionary short-term incentive program for such year. Under such Plan and program, the Executive shall have an aggregate target bonus for fiscal year 2000 of $137,500 and an opportunity to earn 200% of such target bonus. The payment of the actual award under the Plan (80% of target) shall be based upon the performance criteria determined by the Compensation Committee to be applicable to HRB participants for fiscal year 2000. The payment of the actual award under the discretionary program shall be based upon the performance of H&R Block International (10% of target) and Executive's individual performance (10%), as determined by the Chief Operating Officer of Block and approved by the Compensation Committee. For purposes of Executive's participation in such Plan and program for the fiscal year ending April 30, 2000, Executive's actual incentive compensation shall be prorated based upon the number of months during such year that he is actually employed by HRB.

                             (ii) Executive shall be paid a $70,000 bonus upon completion of his employment by HRB from the Employment Date through April 30, 2000.

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                  (c)  Stock Options. As approved by the Compensation
          Committee of the Board and the Board itself, Executive shall be granted (i) on the Employment Date a stock option under Block's 1993 Long-Term Executive Compensation Plan (the "1993 Plan") to purchase 40,000 shares of Block's common stock at a price per share equal to the closing price thereof on the New York Stock Exchange on the date of grant, such option to expire on the tenth anniversary of the date of grant; to vest and become exercisable as to 40% of the shares covered thereby on the third anniversary of the date of grant, as to an additional 30% of such shares on the fourth anniversary of the date of grant, and as to the remaining 30% of the shares on the fifth anniversary of the date of grant; to be an incentive stock option for the maximum number of shares permitted by Internal Revenue Code
          Section 422 and the regulations promulgated thereunder; and to otherwise be a nonqualified stock option; and (ii) a stock option to purchase a minimum of 22,000 shares under the 1993 Plan on the date of grant in fiscal year 2001 on which options are granted under the 1993 Plan to all or substantially all other senior executive officers of Block and its subsidiaries, such stock option to have terms and conditions consistent with the terms and conditions of options granted to such other senior executive officers except as provided in Section 1.06(a). Should HRB elect to change its fiscal year, such change shall not have a detrimental impact on Executive's stock option described in this Subsection 1.03(c)(2). In the event of a change in HRB's fiscal year, Executive shall be entitled to a pro rata adjustment of the minimum of 22,000 shares available for purchase by Executive under the 1993 Plan based on the number of months the fiscal year is extended.

                  (d) Restricted Stock. As approved by the Compensation Committee of the Board and the Board itself, Executive shall be awarded promptly after the date of the commencement of his employment, 28,300 Restricted Shares of Block's common stock under the 1993 Plan. One-third of the 28,300 shares shall vest, respectively, on each of the first three anniversaries following such employment commencement date. Prior to the time such Restricted Shares are so vested, Executive shall be entitled to receive any cash dividends payable with respect to unvested Restricted Shares and vote such unvested Restricted Shares at any meeting of shareholders of Block. If the value of the Restricted Shares on the date of grant (determined by taking the average of the high and low reported sale price for Block Common Stock on such date and multiplying it by 28,300) does not equal or exceed $1,570,000, such number of Restricted Shares shall be increased to such number of Restricted Shares (rounded to the next highest 100 share increment) as shall first cause such fair market value equal to exceed $1,570,000.

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                  (e)  Relocation Benefits.

                             (i)   HRB shall reimburse the Executive for
          reasonable packing, shipping, transportation costs and other expenses incurred by Executive in relocating himself, his family and personal property to the Greater Kansas City Area, in accordance with HRB's standard relocation policy.

                             (ii) If, as a result of Executive's acceptance of employment hereunder, Executive must reimburse any prior employer for any relocation expenses paid by such prior employer, HRB will pay to Executive the amount of any such reimbursement.

                             (iii) To the extent that Executive incurs taxable income related to any relocation benefits paid pursuant to this Agreement, HRB shall pay to Executive such additional amount as is necessary to "gross up" such benefits and cover the anticipated income tax liability resulting from such taxable income.

                  1.04 - Business Expenses. HRB shall promptly pay directly, or reimburse Executive for, all business expenses, to the extent such expenses are paid or incurred by Executive during the term hereof in accordance with Block policy in effect from time to time and to the extent such expenses are reasonable and necessary to the conduct by Executive of Block's business.

                  1.05 - Fringe Benefits. During the term of Executive's employment hereunder, HRB shall make available to Executive such insurance, sick leave, deferred compensation, short-term incentive compensation, bonuses, stock options (also referred to in Subsection 1.03(c) above), retirement, vacation and other like benefits as are approved by the Board or the Compensation Committee thereof and provided from time to time to the other executive-level employees of HRB, Block or Block's other subsidiaries. Executive shall be entitled to 20 days of paid vacation per year, commencing as of the date of this Agreement.

                  1.06 - Termination of Employment. (a) If, prior to the date of Executive's retirement from gainful employment, HRB terminates Executive's employment pursuant to Section 1.01 of this Agreement without "cause" (as defined in Subsection 1.06(b), below), or if Executive terminates his employment pursuant to Sections 1.01 of this Agreement with "good reason" (as defined in Subsection 1.06(c) below) then, upon any such termination of Executive's employment, (i) subject to Subsection 3.04(c), HRB shall pay to Executive compensation at an annual rate equal to the sum of (A) the annual rate of Base Salary in effect upon such

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termination, and (B) the aggregate short-term incentive compensation (under the
H&R Block Short-Term Incentive Plan and any discretionary incentive program) paid by HRB to Executive for the last fiscal year completed before the fiscal year in which the termination of employment occurs (or, if such termination occurs prior to end of the fiscal year in which the Employment Date occurs, the amount of actual aggregate short-term incentive compensation to which Executive would have been entitled (with any discretionary incentive compensation calculated at target) had Executive remained employed through the last day of such fiscal year), such compensation to be paid throughout the two-year period following such termination at such periodic intervals as Base Salary would have been made had Executive remained employed by HRB hereunder; (ii) any portion of any option to purchase shares of Block common stock granted pursuant to Subsections 1.03(c) or 1.05 of this Agreement and held by Executive at the time of such termination of employment that is not yet vested in accordance with its terms, but would vest within two years after the date of such termination of employment, shall vest upon the date of such termination of employment to the extent that it would be vested at the end of such two-year period, and shall be exercisable to the extent so vested for a period of three months after such date of termination of employment; (iii) any Restricted Shares granted pursuant to Subsection 1.03(d) of this Agreement and held by Executive at the time of such termination of employment that are not yet vested (meaning the Shares are still subject to restrictions), but would vest within two years after the date of such termination of employment, shall vest upon the date of such termination of employment to the extent that they would be vested at the end of such two-year period, and all restrictions on any Restricted Shares so vested shall terminate;
(iv) subject to Subsection 3.04(c), HRB shall, during the two-year period following such termination, continue Executive's health, life and disability insurance benefits, but only to the extent Executive does not obtain similar benefits paid for by a third party after such termination;(v) HRB shall pay to Executive, at such times as the same would have been paid Executive had he remained employed hereunder, a pro rata portion of any actual short-term incentive compensation to which he would have been entitled (with any discretionary incentive compensation calculated at target) pursuant to Subsection 1.03(b)(i) had he remained employed through the end of the fiscal year in which such termination occurs (such portion to be the actual short-term incentive compensation earned for the fiscal year during which such termination occurs as is proportionate to the portion of such fiscal year in which he is actively employed hereunder); and (vi) if not already paid, HRB shall pay to Executive the compensation specified in Subsection 1.03(b)(ii).

                  (b) As used in this Agreement, the term "cause" shall refer only to any one or more of the following grounds:

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                             (i) Executive's commission of an act or Executive's
          omission to act, that, in either case, (A) is materially and demonstrably detrimental to the good will of Block or any subsidiary of Block, and (B) constitutes gross negligence (specifically defined to mean acting, or omitting to act in a situation where there is a duty to act, not inadvertently, but willfully and intentionally with a conscious indifference to the consequences of such act or omission)or willful misconduct by the Executive in the performance of his material duties to HRB or Block; or

                             (ii)  commission by Executive of any act of
          dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of Executive at the expense of Block or any subsidiary of Block; or

                             (iii) Executive's conviction of a misdemeanor (involving an act of moral turpitude) or a felony.


                             (c)   As used in this Agreement, Executive's
          termination of employment for "good reason" shall mean termination of employment based on any one or more of the following:

                             (i) An adverse change in Executive's status or position as an executive officer of Block, including, without limitation, (A) any adverse change in Executive's status or position as a result of a material diminution in Executive's duties, responsibilities or authority as of the date of this Agreement (or any status or position to which Executive may be promoted after the date hereof), or (B) the assignment to Executive of any duties or responsibilities which are inconsistent with Executive's status or position (except as may be related to a promotion or are intended to provide experience for a possible promotion to a position that is more senior than such status or position), or (C) any removal of Executive from or any failure to reappoint or reelect Executive to such positions (except in connection with an agreed upon promotion or the termination of Executive's employment for cause or by reason of Executive's disability or death);

                             (ii) A reduction by HRB in Executive's Base Salary to an annual rate below $250,000 that is not mutually agreed upon by HRB and Executive.

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                             (iii) HRB's requiring (without Executive's
          agreement) Executive to be based anywhere outside the continental United States except for required travel on HRB or Block's business to an extent substantially consistent with the business travel obligations which Executive agreed to undertake on behalf of Block and HRB in connection with the position of President, H&R Block International prior to the date of this Agreement (or such obligations as Executive shall agree to undertake in connection with any promotion after the date of this Agreement);

                             (iv) The failure by HRB or Block to obtain from any successor an assent to this Agreement contemplated by Section
          4.04 of this Agreement;

                             (v) Any purported termination by HRB of this Agreement or the employment of the Executive by HRB which is not expressly authorized by this Agreement or any breach of this Agreement by HRB (A)other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and (B) which is not remedied by HRB within a reasonable period of time not to exceed forty-five (45) days after HRB's receipt of written notice of the breach from the Executive; or

                             (vi) Any refusal by HRB or Block to continue to allow Executive to attend to matters or engage in activities not directly related to the business of Block which, prior to the date of this Agreement or any time thereafter but prior to such refusal, Executive was permitted by the Board to attend to or engage in, provided that this Subsection 1.06(c)(v) shall not apply to any refusal resulting from a reasonable determination by the Board that such matters or activities conflict with Executive's duties hereunder, either in terms of Executive's time to be devoted thereto or in terms of the relationship of such matters or activities to the present or future business then conducted or proposed to be conducted by Block and its subsidiaries, whether or not such business is directly competitive with the business of Block.

                  (d) In the event of Executive's death, Executive's employment under this Agreement shall terminate and Executive's estate shall be paid the benefits described in Subsections 1.06(a)(ii, iii, v, & vi) of this Agreement. In the event of Executive's total and permanent disability defined under any long-term disability plan maintained by HRB or Block for HRB executives, Executive shall be paid the benefits described in

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Subsections 1.06(a)(ii, iii, iv, v, & vi) of this Agreement, and shall also be paid his Base Salary pursuant to Subsection 1.06(a)(i) to the date of the determination of such disability.

                  (e) The parties may terminate Executive's employment under this Agreement at any time by mutual written agreement.

                  (f) The termination of Executive's employment under this Agreement for any reason (or no reason) by HRB or by Executive during the 180-day period following the date of the occurrence of a "Change of Control" of Block shall be considered a termination of Executive's employment without cause for purposes of this Agreement. For the purpose of this subsection, a "Change of Control" shall mean:

                             (i) the acquisition, other than from Block, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then outstanding voting securities of Block entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Block or any of its subsidiaries, or any employee benefit plan (or related trust) of Block or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of Block immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding voting securities of Block entitled to vote generally in the election of directors, as the case may be; or

                             (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual or individuals becoming a director subsequent to the date hereof, whose election, or nomination for election by Block's shareholders, was approved by a vote of at least a majority of the Board (or nominating committee of the Board) shall be considered as though such individual were a member or members of the Incumbent Board, but excluding, for this


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          purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Block (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                             (iii) approval by the shareholders of Block of (A) a reorganization, merger or consolidation of Block, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of Block immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, (B) a complete liquidation or dissolution of Block, voluntary or involuntary, or (C) the sale or other disposition of all or substantially all of the assets of Block.

                  (g) Upon termination of Executive's employment under this Agreement, HRB shall have no further obligations under this Agreement and no further payments of Base Salary or other compensation or benefits shall be payable by HRB to Executive, except (i) as set forth in this Section 1.06, (ii) as required by the express terms of any written benefit plans or written arrangements maintained by HRB and applicable to Executive at the time of such termination of Executive's employment, (iii) as may be required by law, or (iv) as may be mutually agreed upon between the parties in a negotiated Employment Agreement Termination package.

                                   ARTICLE TWO

                                 CONFIDENTIALITY

                  2.01 - Background and Relationship of Parties. The parties acknowledge (for all purposes including, without limitation, Articles Two and Three of this Agreement) that Block and its subsidiaries have been and will be engaged in a continuous program of acquisition and development respecting their businesses, present and future, and that, in connection with Executive's employment by HRB, Executive will be expected to have access to all information of value to HRB and Block and that Executive's employment creates a relationship of confidence and trust between Executive and Block with respect to any information applicable to the businesses of Block and its subsidiaries.

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Executive will possess or have unfettered access to information that has been created, developed or acquired by Block and its subsidiaries or otherwise become known to Block and its subsidiaries and which has commercial value in the businesses in which Block and its subsidiaries have been and will be engaged and has not been publicly disclosed by Block. All information described above is hereinafter called "Proprietary Information". By way of illustration, but not limitation, Proprietary Information includes trade secrets, customer lists and information, employee lists and information, developments, systems, designs, know-how, marketing plans, product information, business and financial information and plans, strategies, forecasts, new products and services, financial statements, budgets, projections, prices and acquisition and disposition plans. Proprietary Information shall not include any portions of such information which are now or hereafter made public by third parties in a lawful manner or made public by parties hereto without violation of this Agreement.

                  2.02 - Proprietary Information is Property of Block. (a) All Proprietary Information shall be the sole property of Block (or the applicable subsidiary of Block) and its assigns, and Block (or the applicable subsidiary of Block) shall be the sole owner of all patents, copyrights, trademarks, names and other rights in connection therewith and without regard to whether Block (or any subsidiary of Block) is at any particular time developing or marketing the same. Executive hereby assigns to Block any rights Executive may have or may acquire in such Proprietary Information. At all times, Executive will keep in strictest confidence and trust all Proprietary Information and Executive will not use or disclose any Proprietary Information without the written consent of Block, except as may be necessary in the ordinary course of performing duties as an employee of HRB or an officer of Block or as may be required by law or the order of any court or governmental authority.

                  (b) In the event of the termination of Executive's employment by HRB for any reason (including no reason), Executive shall promptly deliver to HRB all copies of all documents, notes, drawings, specifications, documentation, data and other materials of any nature belonging to Block or any subsidiary of Block and obtained during the course of Executive's employment with HRB. In addition, upon such termination, Executive will not remove from the premises of Block or any subsidiary of Block any of the foregoing or any reproduction of any of the foregoing or any Proprietary Information that is embodied in a tangible medium of expression.

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                                  ARTICLE THREE

                    NON-HIRING; NO CONFLICTS; NONCOMPETITION

                  3.01 - General. The parties hereto acknowledge that, during the course of Executive's employment by HRB, Executive shall have access to information valuable to HRB and Block concerning the key employees of Block and its subsidiaries ("Block Employees") and, in addition to Executive's access to such information, Executive may, during (and in the course of) Executive's employment by HRB, develop relationships with such Block Employees whereby information valuable to Block and its subsidiaries concerning the Block Employees was acquired by Executive. Such information includes, without limitation: the identity, skills and performance levels of the Block Employees, as well as compensation and benefits paid by Block to such Block Employees.

                  3.02 - Non-Hiring. During the period of Executive's employment hereunder and during the time Executive is receiving payments hereunder and for a period of one year after the later of: termination by HRB or Executive for any reason (or no reason) of such employment or cessation of such payments, the Executive will not knowingly recruit, solicit or hire any Block Employee or otherwise induce any such Block Employee to leave the employment of Block (or the applicable employer-subsidiary of Block) to become an employee of or otherwise be associated with any other party or with Executive or any company or business with which Executive is or may become associated.

                  3.03 - No Conflicts. Executive represents in good faith that, to the best of his knowledge, the performance by Executive of all the terms of this Agreement will not breach any agreement as to which Executive is or was a party and which requires Executive to keep any information in confidence or in trust. Executive has not brought and will not bring with him to HRB or Block nor will Executive use in the performance of employment responsibilities at HRB any proprietary materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from such former employer for their possession and use. Executive has not and will not breach any obligation of confidentiality that Executive may have to former employers and Executive shall fulfill all such obligations during his employment with HRB.

                  3.04 - Non-Competition.

                  (a) During any period of Executive's employment with HRB, Executive shall not engage in, or own or control any interest in (except as a passive investor in publicly-held companies,

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holding less than one percent of its outstanding securities), or act as an officer, director or employee of, or consultant, advisor or lender to, any firm, corporation, institution or business which engages in any line of business which is competitive with any line of business of Block or any of its subsidiaries (or which Block or any subsidiary is engaged in evaluating or developing).

                  (b) During the two-year period immediately following the termination of Executive's employment hereunder by HRB or Executive for any reason (including no reason) other than a termination for "cause," as defined in Subsection 1.06(b) of this Agreement, Executive will not, except as permitted by Subsection (c), below (i) own or control any interest in (except as a passive investor in publicly-held companies, holding less than one percent of its outstanding equity securities) any firm, corporation, institution or business that derives more than 40% of its revenues from tax and accounting services, or
(ii) act as an officer, director or employee of, or consultant, advisor or lender to, any line of business of any firm, corporation, institution or business which line of business (A) is competitive with any line of business of Block or any of its subsidiaries, (B) is one in which Executive has or had significant management responsibilities prior to or at the time Executive's employment terminates, and (C) derives more than 40% of its revenues from tax and accounting services (any such line of business to be referred to in this Agreement as a "Competitive Line of Business" and the prohibited acts set forth in Subsections 3.04(b)(i) and (ii) to be referred to in this Agreement as the "Prohibited Acts"). The Prohibited Acts shall not preclude Executive from serving as an officer, director or employee of, or consultant, advisor or lender to, any firm, corporation, institution or business with respect to any line of business of such firm, corporation, institution or business that is not a Competitive Line of Business, provided that Executive shall not provide direct or indirect services, oversight, management, advice or loans to any Competitive Line of Business and the person or persons responsible for the day-to-day business of any such Competitive Line of Business shall not directly or indirectly report to Executive.

                  (c) Notwithstanding the provisions of Subsection 3.04(b), above, (i) during the two-year period immediately following termination of Executive's employment hereunder by HRB for cause, Executive may engage in the Prohibited Acts, or any one of them, without HRB's prior written consent, and
(ii) during the two-year period immediately following termination of Executive's employment hereunder by HRB without "cause," or Executive's termination of this Agreement for good reason, Executive may engage in the Prohibited Acts, or any one of them, only if HRB gives to Executive its prior written consent to such Prohibited Act. As of the effective date of any Prohibited Act to which HRB has consented, HRB shall have no further obligation to continue to

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pay compensation pursuant to Subsection 1.06(a)(i) of this Agreement and no further obligation to continue Executive's health, life and disability insurance benefits pursuant to Subsection 1.06(a)(iv) of this Agreement.

                  3.05 - Reasonableness of Restrictions. Executive and HRB acknowledge that the restrictions contained in this Agreement are reasonable, but should any provisions of any Article of this Agreement be determined to be invalid, illegal or otherwise unenforceable or unreasonable in scope by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby and the provision found invalid, illegal or otherwise unenforceable or unreasonable shall be considered by HRB and Executive to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, shall be enforced.

                                  ARTICLE FOUR

                                  MISCELLANEOUS


                  4.01 - Third-Party Beneficiary. The parties hereto agree that Block is a third-party beneficiary as to the obligations imposed upon Executive under this Agreement and as to the rights and privileges to which HRB is entitled pursuant to this Agreement, and that Block is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

                  4.02 - Entire Agreement. This Agreement constitutes the entire agreement and understanding between HRB and Executive concerning the subject matter hereof. No modification, amendment, termination or waiver of this Agreement shall be binding unless in writing and signed by Executive and a duly authorized officer of HRB. Failure of HRB, Block or Executive to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants and conditions.

                  4.03 - Specific Performance by Executive. The parties acknowledge that money damages alone will not adequately compensate HRB or Block or Executive for breach of any of the covenants and agreements herein and, therefore, in the event of the breach or threatened breach of any such covenant or agreement by either party, in addition to all other remedies available at law, in equity or otherwise, a wronged party shall be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms hereof.


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

                  4.04 - Successors and Assigns. This Agreement shall be binding upon Executive and the heirs, executors, assigns and administrators of Executive or his estate and property and shall inure to the benefit of HRB, Block and their successors and assigns. Executive may not assign or transfer to others the obligation to perform Executive's duties hereunder. Executive's estate, heirs, successors, representatives, assigns, conservators and/or trustees may seek enforcement, on behalf of Executive or his estate, of the obligations outlined in Section 1.06 of this Agreement.

                  4.05 - Withholding Taxes. From any payments due hereunder to Executive from HRB, there shall be withheld amounts reasonably believed by HRB to be sufficient to satisfy liabilities for federal, state and local taxes and other charges and customary withholdings. Executive remains primarily liable to such authorities for such taxes and charges to the extent not actually paid by HRB. This Section 4.05 shall not affect HRB's obligation to "gross up" any relocation benefits paid to Executive pursuant to Subsection 1.03(e)(iii).

                  4.06 - Indemnification. (a) To the fullest extent permitted by law and Block's Bylaws, HRB hereby indemnifies during and after the period of Executive's employment hereunder the Executive from and against all loss, costs, damages and expenses including, without limitation, legal expenses of counsel selected by HRB to represent the interests of Executive (which expenses HRB will, to the extent so permitted, advance to executive as the same are incurred) arising out of or in connection with the fact that Executive is or was a director, officer, employee or agent of HRB or Block or serving in such capacity for another corporation at the request of HRB or Block. Notwithstanding the foregoing, the indemnification provided in this Section 4.06 shall not apply to any loss, costs, damages and expenses arising out of or relating in any way to any employment of Executive by any former employer or the termination of any such employment.

                  (b) In the event that Executive and HRB mutually agree that Executive has a valid claim or cause of action against a former employer to secure deferred compensation, awards or other benefits from such former employer, HRB shall reimburse Executive for any attorneys' fees, expenses and other costs incurred by Executive in his efforts to secure such benefits. Any net recovery (i.e., judgment, award or settlement amount paid to Executive by such former employer, less any attorneys' fees, expenses, federal, state and local income taxes and other costs not reimbursed by HRB) by Executive arising from such claim shall be remitted by Executive to HRB.

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





                  (c) In the event that a former employer makes a claim against Executive arising out of or relating to its employment of Executive or the termination of such employment, Executive may, in his sole discretion, assert a counterclaim against the former employer seeking deferred compensation, awards or other benefits, with the understanding that any award to Executive, net of adverse awards, attorneys' fees, federal, state and local income taxes, costs and expenses, will be remitted by Executive to HRB.

                  4.07 - Notices. Notices hereunder shall be deemed delivered five days following deposit thereof in the United States mails (postage prepaid) addressed to Executive at: 240 Central Park South, Suite 23B, New York, New York 10019, with a copy to William J. Egan, Esq., 150 Edina Executive Plaza, 5200 Willson Road, Edina, Minnesota 55424; and to HRB at: 4400 Main Street, Kansas City, Missouri 64111; Attn: Mark A. Ernst, with a copy to James H. Ingraham, Esq., H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111; or to such other address and/or person designated by either party in writing to the other party.

                  4.08 - Counterparts. This Agreement may be signed in counterparts and delivered by facsimile transmission confirmed promptly thereafter by actual delivery of executed counterparts.

                  Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.

                                             EXECUTIVE:



Dated:   9-7-99                              /s/ Jeffery W. Yabuki
      ------------                           ---------------------
                                             Jeffery W. Yabuki


Accepted and Agreed:

HRB MANAGEMENT, INC.,
a Missouri corporation



By:/s/Mark A. Ernst
   -------------------
   Mark A. Ernst
   Executive Vice President

Dated:  7 Sept 99
      ---------------


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